Exhibit 10.1
THIRD AMENDMENT TO
MASTER REPURCHASE AGREEMENT
THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of June 1, 2022 (this “Amendment”), by and between BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (together with its successors and assigns, “Purchaser”), and BRIGHTSPIRE CREDIT 7, LLC (formerly known as CLNC CREDIT 7, LLC), a limited liability company organized under the laws of the State of Delaware (“Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below and as amended hereby).
RECITALS
WHEREAS, Seller and Purchaser are parties to (i) that certain Master Repurchase Agreement, dated as of April 26, 2018, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of January 22, 2021, and as further amended by that certain Second Amendment to Master Repurchase Agreement, dated as of February 8, 2022 (as so amended, the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and
WHEREAS, Purchaser and Seller desire to make certain amendments and modifications to the Existing Repurchase Agreement as further set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1

AMENDMENTS TO REPURCHASE AGREEMENT
(a)    Article 2 of the Existing Repurchase Agreement is hereby further amended by deleting the definition of “Availability Period” in its entirety and replacing it with the following:
“Availability Period” shall mean the period (i) beginning on the Closing Date and (ii) ending April 25, 2025, or such later date as may be in effect pursuant to Article 3(f).
(b)    Article 2 of the Existing Repurchase Agreement is hereby further amended by deleting the definition of “Senior Participation Interest” in its entirety and replacing it with the following:
“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan or a combination of a Mortgage Loan and a related Mezzanine Loan (such Mortgage Loan or combination of Mortgage Loan and related Mezzanine Loan, a “Participated Loan”) evidenced by a Participation

Certificate and that is either (i) the controlling participation interest in such Participated Loan or (ii) if approved by Purchaser in its sole and absolute discretion based on relevant facts and/or circumstances, a non-controlling participation interest in such Participated Loan, provided that, (A) the Participated Loan was previously a Purchased Asset and was included in a securitization for which Purchaser or an Affiliate of Purchaser acted as an underwriter or structuring agent (where such non-controlling Senior Participation Interest represents a portion of such Participated Loan that is not being included in such securitization); (B) any non-controlling Senior Participation Interest may only continue to be an Eligible Asset until the forty-eight (48) months anniversary of such non-controlling Senior Participation Interest becoming a Purchased Asset; (C) the aggregate outstanding Purchase Price with respect to non-controlling Senior Participation Interests does not at any time exceed 20% of the Maximum Facility Purchase Price; and (D) the Participated Loan was originated by an Affiliate of Guarantor or a Subsidiary thereof. A Senior Participation Interest shall not be junior to any other participation interest or Promissory Note secured directly or indirectly by the same Mortgaged Property (it being understood, for the avoidance of doubt, that a Senior Participation Interest in a Mezzanine Loan shall not be deemed junior to a Senior Participation Interest in the related Mortgage Loan to the extent that such Senior Participation Interests collectively are not junior to any other Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property).
ARTICLE 2

REPRESENTATIONS
Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:
(a)    all representations and warranties made by any Seller Party in the Transaction Documents to which it is a party (other than representations and warranties made pursuant to Article 10(w) and Exhibit V of the Repurchase Agreement unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made) are true and correct, as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(b)    it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(c)    it is duly authorized to execute and deliver this Amendment and to perform its obligations under the Existing Repurchase Agreement, as amended and modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;
(d)    the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(e)    the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(f)    this Amendment has been duly executed and delivered by it; and
(g)    the Existing Repurchase Agreement, as amended and modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.
ARTICLE 3

EXPENSES
Seller shall pay on demand all of Purchaser’s actual out-of-pocket costs and expenses, including but not limited to reasonable fees and expenses of Purchaser’s outside counsel, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
ARTICLE 4

CONDITIONS PRECEDENT
The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent on or before the date hereof:
(a)    Representations and Warranties. The representations and warranties of Seller set forth herein and in the Fee Letter Amendment (as defined below) shall be true and correct as of the date hereof;
(b)    Delivery of Documents. Seller shall have delivered to Purchaser (i) this Amendment duly completed and executed by each of the parties hereto and (ii) that certain Second Amendment to Fee Letter, dated as of the date hereof (the “Fee Letter Amendment”), duly completed and executed by each of the parties thereto;
(c)    Reaffirmation of Guarantor. Seller shall have delivered to Purchaser a reaffirmation agreement (the “Reaffirmation”) executed by Brightspire Capital Operating Company, LLC (“Guarantor”), in the form and substance reasonably acceptable to Purchaser, reaffirming the terms of that certain Guaranty, dated as of April 26, 2018, as amended by that certain Amendment to Guaranty, dated as of May 7, 2020, as further amended by that certain Second Amendment to Guaranty, dated as of April 14 2021, and as further amended by that certain Third Amendment to Guaranty, dated as of January 28, 2022 (as further amended, restated supplemented or otherwise modified from time to time, the “Guaranty”), and acknowledging that the terms of the Guaranty remain in full force and effect;
(d)    Opinions. Seller shall have delivered to Purchaser opinions of outside counsel to Seller and Guarantor with respect to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors substantially in the form and substance of such opinions delivered on the Closing Date or otherwise in form and substance acceptable to Purchaser (with respect to security interests and Bankruptcy Code safe harbors, such opinions may be in the form of a bring-down of the opinions delivered on the Closing Date);
(e)    Good Standing. Seller shall have delivered to Purchaser, for Seller and Guarantor, a good standing certificate dated within fourteen (14) calendar days prior to the date of this Amendment, certified true, correct and complete copies of organizational documents (other than with respect to any Guarantor and its parent entities, provided however, with respect to any Guarantor and its applicable parent entities, the related opinion of counsel with respect to corporate matters of such Guarantor shall identify such organizational documents as has having been reviewed) and, to the extent applicable, certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of this Amendment and the Reaffirmation and each other document to be delivered by such party from time to time in connection herewith; and
(f)    Fees and Expenses. Seller shall have paid to Purchaser the amounts set forth in Article 3 above and in Article 3 of the Fee Letter Amendment.
ARTICLE 5

GOVERNING LAW
THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 6

MISCELLANEOUS
(a)    Except as expressly amended or modified hereby, the Repurchase Agreement and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b)    This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format (such as PDF files) shall be as effective as delivery of a manually executed original counterpart of this Amendment and shall be binding on all parties.
(c)    The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(d)    This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.
(e)    This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(f)    This Amendment and the Repurchase Agreement, as amended hereby, is a single Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.
BARCLAYS BANK PLC, as Purchaser
By: /s/ Adam Scotto
Name: Adam Scotto
Title: Authorized Signatory

[Signatures continue on next page]

BRIGHTSPIRE CREDIT 7, LLC, as Seller
By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President